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Exhibit 8.1

         [Akin Gump Letterhead]

                      December 7, 2015

Joe's Jeans, Inc.
2340 South Eastern Avenue
Commerce, California 90040

Re:    Registration Statement on Form S-4 (File No. 333-207777)

Ladies and Gentlemen:

        We have acted as counsel to Joe's Jeans, Inc., a Delaware corporation ("Joe's Jeans"), in connection with the proposed merger (the "Merger") of RG Parent LLC, a Delaware limited liability company ("RG") into JJ Merger Sub, LLC, a Delaware limited liability company and wholly-owned subsidiary of Joe's Jeans ("Merger Sub"), pursuant to the terms of the agreement and plan of merger (the "Merger Agreement"), dated as of September 8, 2015, by and between RG, Joe's Jeans and Merger Sub, with RG surviving the Merger as Joe's Jean's wholly-owned subsidiary. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Merger Agreement.

        At your request, we have examined the form of Registration Statement on Form S-4 filed with the United States Securities and Exchange Commission on November 3, 2015, as amended through the date hereof (the "Registration Statement"), in connection with the registration of the shares of Joe's Jeans common stock to be issued to the shareholders of RG pursuant to the Merger Agreement. You have requested our opinion as set forth below.

        In preparing this opinion, we have examined and relied upon the Merger Agreement, the Registration Statement and such other documents as we have deemed necessary or appropriate to enable us to render the opinion set forth below. In addition, in connection with rendering this opinion, we have assumed, without independent investigation:

          a)    the genuineness of all signatures, the legal capacity of natural persons, the authenticity of original documents submitted to us, the conformity to the originals of documents submitted to us as copies and the due and valid execution, delivery, enforceability and authorization of all such documents where due execution, delivery, enforceability and authorization are prerequisites to the effectiveness thereof;

          b)    the consummation of the Merger in accordance with the terms set forth in the Merger Agreement and as described in the Registration Statement, without any waiver, breach or amendment of any material provision thereof, and the performance of all covenants contained in the Merger Agreement and without waiver or breach of any material provision thereof; and

          c)     that all facts, statements, covenants, descriptions, representations and warranties contained in the documents referred to herein or otherwise made available to us are true and correct and no actions have been taken or will be taken that are inconsistent with such facts, statements, descriptions or representations or that make such facts, statements, descriptions or representations untrue, incorrect or incomplete.

        Based upon the foregoing, and subject to the limitations, qualifications and assumptions set forth herein and in the Registration Statement, the statements of law or legal conclusions in the Registration Statement, under the caption "Material U.S. Federal Income Tax Consequences," constitute our opinion as to the material United States federal income tax consequences of the Merger to the extent of any statements of law or legal conclusions pertaining to the U.S. federal tax treatment of the Merger.

Joe's Jeans, Inc.
December 7, 2015

        This opinion represents our best judgment regarding the application of federal income tax laws under the Code, existing judicial decisions, administrative regulations and published rulings and procedures, all as in effect on the date hereof and all of which are subject to change, possibly on a retroactive basis. Any such change could adversely affect our opinion as stated herein. We undertake no responsibility to advise you of any changes in, or changes in the application or interpretation of, the federal income tax laws. Our opinion is not binding upon the Internal Revenue Service or the courts, and there is no assurance that the Internal Revenue Service will not successfully assert a contrary position.

        This opinion is being delivered prior to the consummation of the Merger and therefore is prospective and dependent upon future events. We have not undertaken any independent investigation of any matter upon which we have relied or assumed in rendering this opinion. Any alteration or inaccuracy of any matter upon which we have relied or in any assumptions that we have made could adversely affect our opinion as stated herein.

        This opinion addresses only the matters described above, and does not address any other federal, state, local or foreign tax consequences that may result from the Merger. No opinion is implied or may be inferred beyond the matters expressly stated herein.

        This opinion is being delivered solely for the purpose of being included as an exhibit to the Registration Statement. We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the captions "Legal Matters" and "Material United States Federal Income Tax Considerations" in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules or regulations promulgated thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act.

Sincerely,
/s/ AKIN GUMP STRAUSS HAUER & FELD LLP
AKIN GUMP STRAUSS HAUER & FELD LLP

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  Exhibit 8.1